SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 14, 2016 (June 09, 2016)

CHEMBIO DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30379	88-0425691
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3661 Horseblock Road
Medford, NY 11763
(Address of principal executive offices)
631-924-1135
(Registrant's Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the Company's annual stockholder meeting on June 9, 2016, stockholders elected the directors of the Company named below to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified.  Stockholders also ratified the selection of BDO USA LLP as the Company's independent registered certified accountants to audit the Company's financial statements as of and for the year ending December 31, 2016, and approved, on an advisory basis, the compensation paid to the Company's named executive officers.  A tabulation of the matters voted on at this annual stockholder meeting is set forth below.

Proposal #1:– Election of Directors	Kathy L. Davis	Peter Kissinger	Dr. Gary Meller	John J. Sperzel III
For	3,257,154	3,269,128	3,270,128	3,519.953
Withheld/Against	463,854	451,880	450,880	201,055
Broker non-votes	4,615,141	4,615,141	4,615,141	4,615,141

Proposal	Ratifying BDO USA LLP as the Company's Independent Auditors for the year ending December 31, 2016	Approve Compensation paid to the Company's named Executive Officers	Vote to Adjourn Or Postpone the meeting	Vote on Other Business
For	8,222,264	3,320,533	7,454,054	5,982,727
Withheld/Against	110,510	138,417	867,236	2,083,100
Abstain	3,375	262,058	13,804	269,266
Broker non-votes	---	4,615,141	---	---

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 14, 2016                                                                                        Chembio Diagnostics, Inc.

By:    /s/ John J. Sperzel, III
John J. Sperzel III
Chief Executive Officer